EX 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, James B. DeBello, President and Chief Executive Officer of Mitek Systems, Inc. (the “Registrant”), do hereby certify pursuant to Rules 13a-14(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1) the Registrant’s Quarterly Report on Form 10-QSB of the Registrant for the period ended June 30, 2008 (the "Report"), to which this statement is filed as an exhibit, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 5, 2008	By:	/s/ James B. DeBello
James B. DeBello, President and
Chief Executive Officer